EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-137407) pertaining to the Sunoco, Inc. Capital Accumulation Plan of our report dated June 14, 2007, with respect to the financial statements and schedule of the Sunoco, Inc. Capital Accumulation Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

We also consent to the incorporation by reference of our report dated June 14, 2007 with respect to the financial statements and schedule of the Sunoco, Inc. Capital Accumulation Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006, in the following registration statements:

Sunoco, Inc. Long-Term Performance Enhancement Plan II Form S-8 Registration Statement (Registration No. 333-60110);

Sunoco, Inc. Long-Term Performance Enhancement Plan Form S-8 Registration Statement (Registration No. 333-30941);

Sunoco, Inc. Shareholder Access and Reinvestment Plan Form S-3 Registration Statement (Registration No. 333-78881);

Sunoco, Inc. Form S-3 Registration Statement (Registration No. 333-40876);

Sunoco, Inc. Deferred Compensation Plan Form S-8 Registration Statement (Registration No. 333-49340); and

Sunoco, Inc. Savings Restoration Plan Form S-8 Registration Statement (Registration No. 333-49342).

/s/ ERNST & YOUNG LLP
Ernst & Young LLP

Philadelphia, Pennsylvania

June 14, 2007